[OUTLOOK GROUP CORP. LOGO]                                       EXHIBIT 99.1




NEWS RELEASE                            For Additional Information Contact:
                                        Paul M. Drewek, CFO
FOR IMMEDIATE RELEASE                   (920) 727-8566
                                        Joseph J. Baksha, CEO
                                        (920) 727-8585


                   OUTLOOK GROUP REPORTS THIRD QUARTER RESULTS

NEENAH, WIS., MARCH 20, 2006.....Outlook Group Corp. (Nasdaq: OUTL) today reported sales and earnings for the third quarter ended February 25, 2006.

THIRD QUARTER FISCAL 2006 HIGHLIGHTS

    o Net sales for the third quarter of fiscal 2006 increased 7.4% to $18,411,000, from sales of $17,147,000 for the same period in the prior year.

    o Net earnings were $4,000 or $0.00 per diluted share for the third quarter of fiscal 2006, compared to earnings of $570,000 or $0.17 per diluted share for the third quarter of fiscal 2005.

    o Net earnings for the third quarter of fiscal 2005 included an after-tax business interruption insurance recovery of $108,000, related to a fire in a company manufacturing plant in a prior period.

FIRST NINE MONTHS FISCAL 2006 HIGHLIGHTS

    o Net sales for the first nine months of fiscal 2006 were $63,426,000, a 17.8% increase from sales of $53,828,000 for the same period in the prior year.

    o Net earnings for the first nine months of fiscal 2006 were $1,860,000 or $0.54 per diluted share, compared to earnings of $2,551,000 or $0.74 per diluted share for the comparable period in fiscal 2005.

    o The net earnings for the first nine months of fiscal 2005 included after-tax recovery of a prior period bad debt of $728,000 or $0.21 per diluted share.


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OPERATIONS REVIEW

"Although we are pleased with the increase in sales, the breakeven bottom line in the third quarter did not meet our expectations. This was due to a number of factors, including the installation of new equipment, the project mix and a shorter holiday selling season," said Joseph J. Baksha, president and chief executive officer of Outlook Group.

"During the quarter, we incurred start-up costs and manufacturing disruptions related to the installation of two new pieces of custom collating equipment. The largest collator, a one-of-a-kind intelligent collator, was installed as part of a recently announced long-term contract. In addition, the project mix in the third quarter trended toward lower-margin projects. Shipments of a number of higher-margin orders were delayed into the fourth quarter due to the timing of the holiday calendar, which had significantly fewer selling days than a typical holiday season," said Baksha.

"The third quarter also included substantial expenses relating to the acquisition transaction we announced today, in which Outlook Group has signed an agreement to be acquired by Vista Group Holdings, LLC, a financial investor," said Baksha. Additional information on the transaction is included in a separate news release issued today, March 20, 2006.

"The third quarter is historically our weakest period. We are encouraged by a very strong start in March and are optimistic that we will achieve improved performance for the fourth quarter and a solid fiscal 2006 overall," he added.

ABOUT OUTLOOK GROUP

Outlook Group Corp. is a printing, packaging and direct marketing company offering a variety of related services to clients in markets including contract packaging, collateral information management and distribution, direct marketing components and services, packaging components and materials and specialty print related services. The company leverages its core competencies by cross-selling services to provide a single-source solution for its clients. Outlook Group has signed an agreement to be acquired by Vista Group Holdings, LLC, a financial investor.

The discussions of potential future occurrences and operations, and other statements in the future tense or using terms such as "believe," "expect," or "anticipate," in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated. Completion of the acquisition transaction is subject to numerous contingencies and cannot be assured. Outlook's periodic filings with the Securities and Exchange Commission discuss a number of other factors which may affect Outlook's future operations, including: possible changes in customer relationships and sales volumes; financing needs to support our relationships; possible termination of contracts, including long-term contracts; consumer demand for our customers' products; the need to complete the transitions to the new customer contracts, and the need to achieve and maintain satisfactory performance thereunder; potential inability to achieve expected cost savings or delays in their achievement; changes in project mix, timing and volume; increases in costs of raw materials; the effects of industry competition, overcapacity and acquisition activity; slowdowns in general market and economic conditions, and changes in other world and national conditions; and the possible need for future capital investments or equipment enhancements, and related financing. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.



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                      OUTLOOK GROUP CORP. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
               (in thousands, except share and per share amounts)

                                        THREE-MONTH PERIOD ENDED           NINE-MONTH PERIOD ENDED
                                      ----------------------------      ----------------------------
                                        FEB. 25,         Feb. 26,         FEB. 25,         Feb. 26,
                                          2006             2005             2006             2005
                                      -----------      -----------      -----------      -----------

Net sales                             $    18,411      $    17,147      $    63,426      $    53,828
Cost of goods sold                         15,471           13,436           51,525           42,671
                                      -----------      -----------      -----------      -----------
    Gross profit                            2,940            3,711           11,901           11,157
Recovery of bad debt                            -                -                -           (1,214)
Selling, general and
    administrative expenses                 2,828            2,772            8,549            8,121
                                      -----------      -----------      -----------      -----------
Operating profit                              112              939            3,352            4,250
Other income (expense):
    Interest expense                         (132)             (46)            (316)            (152)
    Interest and other income                  27               34               64               50
                                      -----------      -----------      -----------      -----------
Earnings from operations before
    income taxes                                7              927            3,100            4,148
Income tax expense                              3              357            1,240            1,597
                                      -----------      -----------      -----------      -----------

Net earnings                          $         4      $       570      $     1,860      $     2,551
                                      ===========      ===========      ===========      ===========

Earnings per common share:
    Basic                             $      0.00      $      0.17      $      0.55      $      0.75
                                      ===========      ===========      ===========      ===========
    Diluted                           $      0.00      $      0.17      $      0.54      $      0.74
                                      ===========      ===========      ===========      ===========
Weighted average number of shares
    outstanding:
    Basic                               3,395,860        3,385,477        3,393,125        3,385,477
                                      ===========      ===========      ===========      ===========
    Diluted                             3,472,577        3,441,778        3,470,427        3,430,507
                                      ===========      ===========      ===========      ===========



              SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
              ----------------------------------------------------
                             (Dollars in thousands)


                                           FEBRUARY 25, 2006       February 26, 2005
                                           -----------------       -----------------
Ratio Analysis
Total current assets                            $     24,419           $     21,975
Total current liabilities                       $     14,100           $      6,863
Total long term debt (including
     current maturities)                        $      6,800           $      3,500
Shareholders' equity                            $     34,614           $     32,835
Current ratio                                           1.73                   3.20
Long-term debt to total capitalization                  16.4%                   9.6%


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